CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  ---------------------------------------------

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 7, 1997 (except with respect to the matter discussed in Note Eighteen, as to which the date is March 4, 1997) included in the Carrington Laboratories, Inc. Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this Registration Statement.



   Arthur Anderson LLP
   Dallas, Texas
   April 15, 1997
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